Exhibit 99.1

EyePoint Pharmaceuticals Announces Sale of YUTIQ® to Alimera Sciences, Inc. for $82.5 Million Cash Plus Royalties

–$75M paid at closing with an additional $7.5M payable in equal quarterly installments in 2024

– All outstanding bank debt retired and expected cash runway extended into 2025

– EyePoint well-capitalized beyond key EYP-1901 Phase 2 DAVIO 2 and PAVIA clinical trial inflection points

WATERTOWN, Mass., May 18, 2023 (GLOBE NEWSWIRE) – EyePoint Pharmaceuticals, Inc. (NASDAQ: EYPT), a company committed to developing and commercializing therapeutics to improve the lives of patients with serious eye disorders, today announced that it has entered into a definitive agreement for the sale of YUTIQ® (fluocinolone acetonide intravitreal implant) 0.18mg to Alimera Sciences, Inc. (“Alimera”). YUTIQ is a treatment for chronic non-infectious uveitis affecting the posterior segment of the eye. Under the terms of the agreement, Alimera will receive global rights to YUTIQ outside of China, Hong Kong, Taiwan, Macau and Southeast Asia, where YUTIQ is exclusively licensed to Ocumension Therapeutics (“Ocumension”), and EyePoint will continue to receive royalties from Ocumension for its YUTIQ sales. In exchange for the rights granted to Alimera under the agreement, EyePoint received a $75 million up-front cash payment at closing and will receive an additional $7.5 million in equal quarterly installments in 2024. In addition, commencing in 2025, EyePoint will receive a low to mid double-digit royalty on Alimera’s related U.S. net sales above defined thresholds for the calendar years 2025-2028.

“This transaction completes EyePoint’s transformation into a pure play drug development company focused on advancing and expanding a pipeline of sustained delivery treatments for serious eye diseases, including our lead product candidate EYP-1901, currently in Phase 2 trials in wet age-related macular degeneration and non-proliferative diabetic retinopathy,” said Nancy Lurker, Chief Executive Officer of EyePoint Pharmaceuticals. “This value-creating transaction has enabled EyePoint to pay off all outstanding bank debt at closing, reduce our projected SG&A spending and extend our cash runway into 2025 as we prepare for the potential Phase 3 pivotal trials for EYP-1901.”

Ms. Lurker continued, “The EyePoint commercial organization has laid a strong foundation for YUTIQ, including 60% year-over-year revenue growth in Q1 of this year, and we are incredibly grateful for their exceptional execution and dedication to bringing this product to patients. Alimera is ideally positioned to deliver continued access to YUTIQ as they currently commercialize ILUVIEN® for the treatment of uveitis in various international markets and for the treatment of diabetic macular edema (DME) in the U.S. and internationally.”

YUTIQ’s consistently positive feedback from patients and healthcare providers is underscored by its well-established and clinically meaningful efficacy and safety. EyePoint and Alimera are committed to ensuring that patients receive uninterrupted access to YUTIQ throughout the transition of YUTIQ sales, marketing and other responsibilities to Alimera.

About Non-Infectious Uveitis Affecting the Posterior Segment of the Eye

Non-infectious uveitis affecting the posterior segment of the eye is a chronic form of uveitis that may cause a variety of complications, including cataracts and glaucoma. When the inflammation is not controlled in a timely manner, it can lead to visual impairment or even permanent vision loss. The complex clinical presentation of non-infectious uveitis and the high degree of similarity between subtypes pose a significant challenge for accurate diagnosis.

About YUTIQ®

YUTIQ® (fluocinolone acetonide intravitreal implant) 0.18 mg is indicated for the treatment of chronic, non-infectious uveitis affecting the posterior segment of the eye, and was approved by the FDA on October 12, 2018. A link to the full product label is available on the YUTIQ website at: https://yutiq.com/downloads/US-YUT-2100035%20YUTIQ%20Prescribing%20Information-2021.pdf.

About EyePoint Pharmaceuticals

EyePoint Pharmaceuticals (Nasdaq: EYPT) is a company committed to developing and commercializing therapeutics to help improve the lives of patients with serious eye disorders. The Company's pipeline leverages its proprietary erodible Durasert E™ technology for sustained intraocular drug delivery including EYP-1901, an investigational sustained delivery intravitreal anti-VEGF treatment currently in Phase 2 clinical trials. The proven Durasert® drug delivery platform has been safely administered to thousands of patients' eyes across four U.S. FDA approved products, including YUTIQ® for the treatment of posterior segment uveitis. EyePoint Pharmaceuticals is headquartered in Watertown, Massachusetts. For more information visit www.eyepointpharma.com.

About Alimera Sciences, Inc.

Alimera Sciences is a global pharmaceutical company whose mission is to be invaluable to patients, physicians and partners concerned with retinal health and maintaining better vision longer. For more information, please visit www.alimerasciences.com.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding our potential to receive additional payments from Alimera pursuant to the agreement; the sufficiency of our existing cash resources into 2025; our plans following consummation of the transaction and any other statements about future expectations, prospects, estimates and other matters that are dependent upon future events or developments, including statements containing the words “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,” “estimates,” “may,” other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause EyePoint’s actual results to be materially different than those expressed in or implied by EyePoint’s forward-looking statements. For EyePoint, this includes uncertainties regarding our ability to realize the anticipated benefits of the transaction; significant transaction costs; whether the royalty thresholds will be achieved; the potential for Alimera to breach the agreement; our ability to manufacture YUTIQ in sufficient quantities pursuant to the commercial supply agreement with Alimera; the timing and clinical development of our product candidates, including EYP-1901; the potential for EYP-1901 as a novel sustained delivery treatment for serious eye diseases, including wet age-related macular degeneration and non-proliferative diabetic retinopathy; the effectiveness and timeliness of clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; the success of current and future license agreements; our dependence on contract research organizations, co-promotion partners, and other outside vendors and service providers; effects of competition market acceptance of our products, including our out-licensed products; product liability; industry consolidation; compliance with environmental laws; risks and costs of international business operations; volatility of stock price; possible dilution; the impact of instability in general business and economic conditions, including changes in inflation, interest rates and the labor market; protection of our intellectual property and avoiding intellectual property infringement; retention of key personnel; manufacturing risks; the sufficiency of the Company’s cash resources and need for additional financing; and other factors described in our filings with the Securities and Exchange Commission. We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. EyePoint undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investors:

Christina Tartaglia
Stern IR
Direct: 212-698-8700
christina.tartaglia@sternir.com

Media Contact:

Amy Phillips

Green Room Communications

Direct: 412-327-9499

aphillips@greenroompr.com